UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A*
(*Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

June 3, 2004
(Date of earliest event reported)

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18296	62-1265486
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Flamingo Road, Suite 688, Las Vegas, Nevada	89119
(Address of principal executive office)	(Zip Code)

(702) 376-3373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   Changes in Registrant’s Certifying Accountant.

On June 4, 2004, Margolies, Fink and Wichrowski  (“MF and W”) was dismissed as the independent registered public accounting firm for Environmental Monitoring and Testing Corporation (the “Company”).  Effective, June 3, 2004, Bagell, Josephs & Company, LLC was appointed as the new independent registered public accounting firm for the Company.  The decision to dismiss MF and W and to appoint Bagell, Josephs & Company, LLC was recommended and approved by the Company’s Board of Directors.  The decision to dismiss MF and W was the result of the Company’s conclusion that it needed auditors with offices located nearer their corporate headquarters.

MF and W reports on the Company’s financial statements for the past fiscal year did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  MF and W served as our independent registered public accounting firm for these two fiscal years.

During the Company’s two most recent fiscal years ended September 30, 2003 and 2002 and the period from September 30, 2003 through June 4, 2004, there were no disagreements with MF and W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MF and W, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B.

The Company provided MF and W with a copy of this Item and requested that MF and W furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree.  A letter from MF and W to such effect is attached hereto as Exhibit 16.1.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Bagell, Josephs & Company, LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 16.1	Letter from Margolies, Fink and Wichrowski

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL MONITORING AND TESTING CORPORATION

By /s/ Dan Lee
Dan Lee, President

Date: September 27, 2004